
<ARTICLE> UT
<SUBSIDIARY>
   <NUMBER>            1
   <NAME>              POTOMAC CAPITAL INVESTMENT CORPORATION
<MULTIPLIER>           1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,458,351
<OTHER-PROPERTY-AND-INVEST>                          0
<TOTAL-CURRENT-ASSETS>                         367,868
<TOTAL-DEFERRED-CHARGES>                       664,365
<OTHER-ASSETS>                               1,175,981
<TOTAL-ASSETS>                               6,666,565
<COMMON>                                       118,527
<CAPITAL-SURPLUS-PAID-IN>                    1,010,364
<RETAINED-EARNINGS>                            690,175
<TOTAL-COMMON-STOCKHOLDERS-EQ>               1,819,066
<PREFERRED-MANDATORY>                          141,000
<PREFERRED>                                    125,000
<LONG-TERM-DEBT-NET>                         1,902,200
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 225,000<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                        0
<PREFERRED-STOCK-CURRENT>                          985
<CAPITAL-LEASE-OBLIGATIONS>                    159,729
<LEASES-CURRENT>                                20,772
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,272,813
<TOT-CAPITALIZATION-AND-LIAB>                6,666,565
<GROSS-OPERATING-REVENUE>                      380,389
<INCOME-TAX-EXPENSE>                             1,488
<OTHER-OPERATING-EXPENSES>                     343,030
<TOTAL-OPERATING-EXPENSES>                     344,518
<OPERATING-INCOME-LOSS>                         35,871
<OTHER-INCOME-NET>                               7,386
<INCOME-BEFORE-INTEREST-EXPEN>                  43,257
<TOTAL-INTEREST-EXPENSE>                        35,725
<NET-INCOME>                                     7,532
<PREFERRED-STOCK-DIVIDENDS>                      4,140
<EARNINGS-AVAILABLE-FOR-COMM>                    3,392
<COMMON-STOCK-DIVIDENDS>                        49,158
<TOTAL-INTEREST-ON-BONDS>                      130,400<F2>
<CASH-FLOW-OPERATIONS>                          34,079
<EPS-PRIMARY>                                    $0.03<F3>
<EPS-DILUTED>                                    $0.03

<F1>Included on the Balance Sheet in the caption "Short-term debt."
<F2>Total annualized interest costs for all utility long-term debt outstanding at March 31, 1998.
<F3>Effective December 31, 1997, the Company adopted Statement of
Financial Accounting Standards No. 128 entitled "Earnings per Share." Accordingly, the Company's Earnings per share for the three months ended March 31, 1998 are as follows: Basic $0.03; Diluted $0.03.

